Exhibit 10.28

Execution Copy

Amendment No. 1

to

THIRD AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

January 1, 2010

This Amendment No. 1 (this “Amendment”) to the Third Amended and Restated Employment Agreement dated December 17, 2008 (the “Employment Agreement”) between LINN OPERATING, INC., a Delaware corporation (the “Company”), and MICHAEL C. LINN (the “Linn”) is effective as of the date first set forth above (the “Effective Date”) on the terms set forth herein.  LINN ENERGY, LLC, a Delaware limited liability company, and the one hundred percent (100%) parent of the Company (“Linn Energy”), is joining in this Amendment to reflect its agreement to the matters set forth herein as to it and because it is a party to the Employment Agreement for the limited purposes of reflecting its agreement to the matters set forth therein as to it, but its joinder in this Amendment is not intended to make Linn Energy the employer of Linn for any purpose.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

Whereas, the Board of Directors of Linn Energy (the “Board”) deems it to be in the best interests of Linn Energy that Linn continue to provide leadership to Linn Energy and has accordingly authorized a succession plan whereby Linn will step down as Chief Executive Officer of Linn Energy and retain his position as an employee of the Company and remain in his position as Chairman of the Board of Linn Energy but his title will change to Executive Chairman of the Board, as set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement, the parties, intending to be legally bound, agree as follows:

1.           Effective January 1, 2010, Linn shall resign as Chief Executive Officer of Linn Energy.  It is the intent of the parties hereto that upon Linn’s resignation as Chief Executive Officer, Linn will continue to participate in Linn Energy’s Long Term Incentive Plan (the “LTIP”) and that his change in position shall not be deemed a termination under any award agreement under the LTIP or under any other benefit or other current plan of the Company or Linn Energy.  Linn will be permitted to participate in future Linn Energy and Company plans.

2.           Section 1.1 of the Employment Agreement is hereby amended in its entirety and replaced by the following:

1.1           Employment; Titles; Reporting. The Company agrees to continue to employ Linn and Linn agrees to continue employment

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with the Company, upon the terms and subject to the conditions provided in the Employment Agreement, as modified by this Amendment.  During the Employment Term, Linn will serve Linn Energy as the Executive Chairman of the Board.  In such capacity, Linn will be an officer and a member of the Board, and Linn will have such duties, responsibilities and authorities as are consistent with the position of a chairman of the board in a publicly traded company comparable to Linn Energy which is engaged in oil and natural gas acquisition, development and production.

3.           Section 1.2 of the Employment Agreement is hereby amended in its entirety and replaced by the following:

1.2           Duties.  During the Employment Term, Linn will promote the Company’s and Linn Energy’s interests and will perform his duties and responsibilities faithfully, diligently and to the best of his ability, consistent with sound business practices.  Linn will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy.  Subject to the preceding sentence, Linn may engage in charitable activities without the necessity of seeking Board approval, and may engage in other business activities with prior Board approval, provided that any charitable and/or other business activities do not violate Section 7 of the Employment Agreement.

4.           Linn acknowledges that termination of his title and duties as Chief Executive Officer is being made with his consent and is not intended to and does not create a right to severance benefits under Section 6.4 of the Employment Agreement nor to acceleration of his awards under the LTIP.  Linn further acknowledges that if at any time he voluntarily resigns from his position as Executive Chairman of the Board without Good Reason, whether due to retirement or otherwise, such resignation shall not create a right to severance benefits under Section 6.4 of the Employment Agreement nor to acceleration of his awards under the LTIP.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

LINN OPERATING, INC.

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President and Chief Operating Officer

EMPLOYEE

/s/ Michael C. Linn
Michael C. Linn

For the limited purposes set forth herein:

LINN ENERGY, LLC

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President and Chief Operating Officer

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